SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934

     Filed by the registrant  x

     Filed by a party other than the registrant  o

     Check the appropriate box:         o Confidential, for Use of the
     o    Preliminary Proxy Statement     Commission Only (as permitted
     x     Definitive Proxy Statement     by  Rule 14a-6(e)(2))
     o    Definitive Additional Materials
     o    Soliciting Material Pursuant to o Rule 240.14a-11(c) or
          o Rule 240.14a-12

                       Ault Incorporated

        (Name of Registrant as Specified in Its Charter)



(Name of Person(s) Filing Proxy Statement, if other than the Reg istrant)

Payment of Filing Fee (Check the appropriate box):

     x    No fee required
     o $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of Schedule 14A
     o    Fee computed on table below per Exchange Act Rules 14a-
          6(i)(1) and 0-11.

          (1)  Title  of  each  class  of  securities  to  which
               transaction applies:
          (2)  Aggregate   number  of   securities   to   which
               transactions applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

     o    Fee paid previously with preliminary materials.

     o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:
                       AULT INCORPORATED
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     For September 28, 1998 Annual Meeting of Shareholders


     The  undersigned hereby appoints Frederick M. Green,  Edward
C. Lund and Matthew A. Sutton, or any of them, as proxies with full power of substitution to vote all shares of stock of Ault Incorporated of record in the name of the undersigned at the close of business on August 10, 1998 at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on September 28, 1998, or at any adjournment or adjournments, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS:

     o     FOR  all  nominees  listed  below       o     WITHHOLD
AUTHORITY
          (except  as marked to the contrary).           to  vote
for all nominees listed below

(INSTRUCTIONS: To  withhold authority to vote for any  individual nominee, strike a line through the nominee's name in the list below.)

            James M. Duddleston, Frederick M. Green,
     Delbert W. Johnson, John G. Kassakian, Edward C. Lund
            Eric G. Mitchell, Jr., Matthew A. Sutton

2.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     ANY OTHER MATTERS COMING BEFORE THE MEETING.

     THE  SHARES  REPRESENTED  BY THIS PROXY  WILL  BE  VOTED  ON
PROPOSAL (1) IN ACCORDANCE WITH THE SPECIFICATION MADE AND  FOR
ALL NOMINEES LISTED IF THERE IS NO SPECIFICATION.

                    Dated:                   , 1998

                    Signed:
                              (Signature)



                              (Signature)

                    Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee, guardian, etc., give full title as such; when shares have been issued in the names of two or more persons, all should sign.
                       AULT INCORPORATED




            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       September 28, 1998



To the Shareholders of Ault Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders of Ault Incorporated will be held September 28, 1998 at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402. The meeting will convene at 3:00 p.m., Minneapolis time, for the following purposes:

     1.   To  elect seven directors to hold office until the next
          Annual   Meeting   of  Shareholders  or   until   their
          successors are elected.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 10, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors,


                              Richard A. Primuth, Secretary

Minneapolis, Minnesota
August 28, 1998


  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.
                       AULT INCORPORATED



                        PROXY STATEMENT



     This Proxy Statement is furnished to the shareholders of Ault Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on September 28, 1998, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted. The mailing of this Proxy Statement to shareholders of the Company commenced on or about August 28, 1998. The Company's corporate offices are located at 7300 Boone Avenue North, Minneapolis, Minnesota 55428 and its telephone number is (612) 493-1900.

     Only shareholders of record at the close of business on August 10, 1998 will be entitled to vote at the Annual Meeting. The Company has outstanding only one class of stock, no par value Common Shares (herein "Common Stock"), of which 4,161,758 shares were issued and outstanding and entitled to vote as of August 10, 1998. Each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting,

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.





  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table provides information as of August 1, 1998 concerning the beneficial ownership of the Company's Common Stock by (i) all persons who are known by the Company to own five percent or more of the Common Stock of the Company (ii) each of the directors of the Company and (iii) all directors and officers of the Company as a group. All shares represent sole voting and investment power, unless otherwise indicated.

                              Shares
                            Beneficially        Percent
      Beneficial Owner       Owned (1)          of Class

      Wellington Management Co. LLP360,000        8.15
      75 State Street
      Boston, MA 02109

      Frederick M. Green     152,769              3.46

      Delbert W. Johnson       7,300               .17

      John G. Kassakian       16,100               .36

      Edward C. Lund           8,500               .19

      Eric G. Mitchell, Jr.    7,400               .17

      Matthew A. Sutton       16,500               .37

      James M. Duddleston     12,000               .27

      All Directors and Officers as457,270       10.35
      a Group (10 persons)

(1) Includes the following numbers of shares of Common Stock which may be purchased pursuant to stock options which are exercisable within 60 days of the date hereof: Mr. Green, 83,750 shares; Mr. Johnson, 6,000 shares; Mr. Kassakian, 6,000 shares; Mr. Lund, 6,000 shares; Mr. Mitchell, 6,000 shares; Mr. Sutton, 6,000 shares; Mr. Duddleston, 2,000 shares; Mr. Harris, 59,000 shares; Mr. Choi, 33,000 shares; Mr. Montague, 44,250 shares; and all directors and officers as a group, 252,000 shares.



                   1.  ELECTION OF DIRECTORS

     Seven  directors  will be elected at the Annual  Meeting  of
Shareholders, each to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the seven persons named below and each has consented to being named as a nominee. All of the nominees are currently directors of the Company. It is intended that proxies solicited will be voted for the nominees named below. The Company believes that each nominee named below will be able to serve; but in the event any nominee is unable to serve as a director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names of the nominees, their principal occupations for at least the past five years, and other information is set forth below.

                                                                    Director
     Name            Principal Occupation and Other Directorships    Since

James M. Duddleston  Self employed consultant and retired executive   1988
(76)
Frederick  M. Green  President and Chief Executive Officer of the     1979
(55)                 Company; Director of CommunicationsSystems,
                     Inc.

Delbert W. Johnson   Chairman and Chief Executive Officer, Pioneer    1983
(59)                 Metal Finishing  Co.,a division of Scientifics,
                     Inc. (metal finishing); Director of Safeguard
                     Scientifics, Inc.,Tennant Company, U.S.Bancorp
                     and Compucom Systems, Inc.

John  G. Kassakian   Professorof Electrical Engineering and Director, 1984
(55)                 Laboratory for Electromagnetic and Electronic
                     Systems, Massachusetts Institute ofTechnology;
                     Director of Sheldahl, Inc.

Edward C. Lund (80)  Retired executive                                1974

Eric G. Mitchell,    President, The Pricing Advisor, Inc. (business   1992
Jr. (52)             consulting)

Matthew A. Sutton    Independent Management Consultant; former        1987
(75)                 Consultant, Honeywell Consultants, Ltd.;
                     former Executive  Vice  President of Defense
                     and Marine Systems and Group Vice President
                     of Aerosace/Avionics of Honeywell Inc.
                     (computers  and defense systems)

     The  Board of Directors met seven times during fiscal  1998.
Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

     Members of the Board who are not otherwise employed by the Company were paid an annual fee of $4,000 plus $500 for each Board meeting or Board committee meeting attended. Each non-employee member of the Board of Directors also receives at the time of election or reelection to the Board an option to purchase 2,000 shares of the Company's common stock at a purchase price equal to the fair market value of the Company's common stock on the date of such election or reelection. In addition to the foregoing, during fiscal 1998 Mr. Kassakian received a [$600] monthly fee in exchange for certain consulting services provided to the Company.

     The Company has an Audit Committee which met once during fiscal 1998 and consists of Messrs. Johnson, Duddleston and Mitchell. The Audit Committee, among other responsibilities, recommends to the full Board of Directors the selection of auditors and reviews and evaluates the activities and reports of the auditors, as well as the internal accounting controls of the Company.

     The Company also has a Compensation Committee which met once during fiscal 1998 and consists of Messrs. Lund, Mitchell and Sutton. The Compensation Committee, among other responsibilities, recommends to the full Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices.

     In August 1997, the Board of Directors established a Nominating and Governance Committee which consists of Messrs. Johnson, Kassakian and Lund. Its duties include evaluating and making recommendations with respect to Board composition, director candidates to be proposed for election by the shareholders of the Company, and Board compensation and other policies affecting the Board members, as well as considering and making recommendations with respect to corporate governance issues. The Nominating and Governance Committee met once in fiscal 1998.

          EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending May 31, 1998, June 1, 1997, and June 2, 1996, the direct cash compensation paid by the Company, as well as certain other compensation paid or accrued for these years, to Frederick M. Green, the Company's President and Chief Executive Officer, and to other executive officers of the Company (together with Mr. Green, the " Named Executives") whose total cash compensation exceeded $100,000 during fiscal 1998 in all capacities in which they served:

                   SUMMARY COMPENSATION TABLE

                                Annual              Long-Term
                              Compensation          Compensation
                                                    Securities
 Name and               Fiscal                      Underlying     All Other
 Position               Year     Salary  Bonus(1)    Options(2)   Compensation

Frederick M. Green     1998    $233,954     $-0-    30,000      $4,006(3)
President and Chief    1997     208,354    8,814    45,000       3,506(3)
Executive Officer      1996     196,207    7,546    20,000       3,859(3)

Gregory L. Harris      1998    $129,692     $-0-    15,000      $1,592(4)
Vice President         1997     121,765    4,885    25,000       1,479(4)
of Sales and           1996     115,880    4,457    10,000       1,412(4)
Marketing
Carlos S. Montague     1998    $114,434     $-0-    20,000      $4,157(5)
Vice President,Chief   1997     105,734    4,208    27,500       2,962(5)
Financial Officer and  1996     100,243    3,856    10,000       2,846(5)
Assistant Secretary

Hokung Choi            1998    $110,986     $-0-       -0-      $2,740(6)
Vice President         1997     107,541    4,259    10,000       2,795(6)
Far East Operations    1996     102,262    3,933    10,000       2,921(6)

(1) Represents bonuses earned in the fiscal year shown but which were paid in the following fiscal year.
(2) Reflects the number of shares purchasable under option grants.
(3) Reflects 401(k) matching contributions of $2,566, $2,066 and $2,419 under the Company's Profit Sharing and Retirement Plan in 1998, 1997 and 1996, respectively, and the payment of $1,440, $1,440 and $1,440 for life insurance premiums in 1998, 1997 and 1996, respectively.
(4) Reflects 401(k) matching contributions of $1,441, $1,338 and $1,281 under the Company's Profit Sharing and Retirement Plan in 1998, 1997 and 1996, respectively and the payment of $151, $141 and $131 for life insurance premiums in 1998, 1997 and 1996, respectively.
(5) Reflects 401(k) matching contributions of $1,812, $1,556 and $1,530 under the Company's Profit Sharing and Retirement Plan in 1998, 1997 and 1996, respectively, and the payment of $2,345, $1,406 and $1,316 for life insurance premiums in 1998, 1997 and 1996, respectively.
(6) Reflects 401(k) matching contributions of $1,273, $1,358 and $1,562 under the Company's Profit Sharing and Retirement Plan in 1998, 1997 and 1996, respectively, and the payment of $1,467, $1,437 and $1,359 for life insurance premiums in 1998, 1997 and 1996, respectively.

Option Grants in Fiscal Year 1998

     The following table contains information concerning grants of stock options to the named executives during the fiscal year ending May 31, 1998:

                               Percent
                               of Total
                               Options                      Potential
                               Granted                    Realizable Value
                   Numberof     to All    Exer-            Assemed Annual
                   Securities  Employees   cise             Rate of Stock
                   Underlying    in       Price  Expi-    Price Appreciation
                    Options     Fiscal    ($/    tion      for Option Term
                    Granted      Year     Share)  Date        5%       10%

Frederick M. Green  30,000(1)    19.0%    $7.75   7-21-07  $146,218  $370,545

Gregory L. Harris   15,000(1)     9.5%     7.75   7-21-07   $73,109  $185,273

Carlos S. Montague  20,000(1)    12.7%     7.75   7-21-07   $97,478  $247,030

(1) Each option becomes exercisable in equal installments over a period of four years, commencing January 21, 1998.


Option  Exercises in Fiscal Year 1998 and Fiscal Year-End  Option
Values

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ending May 31, 1998 and unexercised options held as of May 31, 1998.

                                         Number of
                                         Securities           Value of
                                         Underlying          Unexercied
                    Shares               Unexercised         in-the-money
                   Acquired            Options at FY End  Options at FY End(1)
                      on       Value     Exer-   Unexer-  Unexer-    Exer-
                    Exercise  Realized  cisable  cisable  cisable  cisable

Frederick M. Green    -0-       -0-     65,000   50,000   139,985    18,435

Gregory L. Harris     -0-       -0-     50,250   26,250   124,300     9,218

Carlos S. Montague    -0-       -0-     34,250   31,250    66,148     9,218

Hokung Choi           -0-       -0-     25,500    7,500    78,648     9,218


(1)  Based  on  closing price of $6.00 per share of the Company's
     Common Stock on May 29, 1998.

                 COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") consists of three non-employee members of the Company's Board of Directors (the "Board"): Messrs. Edward C. Lund, Eric G. Mitchell, Jr., and Matthew A. Sutton. The Committee determines compensation for the Chief Executive Officer and other executive officers, based on qualitative and quantitative measures of performance, and makes recommendations to the Board for approval. Actions by the Committee relating to awards under the Company's Stock Option Plan are, however, final in accordance with Rule 16b-3 under the Securities Exchange Act of 1934.

     Executive Officer Compensation Policy. The Committee's executive compensation policy is designed to provide compensation that is externally competitive at the various professional levels. Application of the policy utilizes retrospective quantitative criteria such as performance to objectives and strategies, as measured by results of operations and individual initiatives and achievements. The policy also encourages and recognizes strategic actions that position the Company to better compete in its markets for enhanced operational results in the longer term. The objective of the policy is to encourage initiative and to attract and retain qualified executives. As a result of these factors, the actual change in compensation for any particular executive officer for a particular year may be higher than those of competitive sources and may not necessarily reflect operational results of the preceding year. The Company utilizes independently conducted market surveys to obtain comparative compensation data.

     Compensation Elements.  Compensation currently paid  to  the
Company's  executive  officers  principally  consists  of   three
elements:  base salary, bonus and periodic stock option awards.

     Salary. The base salary of the Company's executive officers is generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based on publicly available compensation surveys. Base salaries are reviewed and adjusted at the beginning of each fiscal year. At the beginning of fiscal 1998, the Committee increased base salaries of the Company's executive officers as a group by 8.4%. By way of comparison, the Company's revenues increased 18.5% in fiscal 1997 over fiscal 1996 and the Company achieved net income in fiscal 1997 of $1,684,000 in fiscal 1997 (excluding tax benefits recognized at the end of the fiscal year), as compared to net income of $883,000 in fiscal 1996.

     Bonus. During the past several years, the Company's executive officers have participated in a bonus program available to all of the Company's U.S. employees whereby each employee can earn a bonus of one or two weeks' compensation based upon the Company reaching certain operational targets established at the beginning of the fiscal year. In fiscal 1997, each of the Company's executive officers earned a bonus equal to two weeks' base compensation, along with all the Company's other U.S. employees, which bonuses were paid in fiscal 1998. Because operational targets were not met for fiscal 1998, no bonuses will be paid with respect to fiscal 1998 results.

     Options/Stock Based Compensation. Stock options are generally awarded at the beginning of each fiscal year under stock option plans approved by the Company's shareholders. Options are granted at an exercise price that is equal to the fair market value of a common share on the date of the grant. The Committee believes that stock ownership by management derived from granting of stock options is beneficial because it aligns the interests of executives with that of shareholders. It serves to further encourage superior management performance and specifically motivates executives to remain focused on factors which enhance the market value of the Company's common stock. At the beginning of fiscal 1998, the Committee granted stock options to purchase 157,500 shares of common stock to officers and key employees. Executive officers were granted 41.3% of the total options granted to all officers and key employees.

     Chief Executive Officer Compensation. Frederick M. Green is evaluated by the same factors applicable to the evaluation of other executive officers, as described above and participates in the same executive compensation plans provided to the other senior executives. At the beginning of fiscal 1998, the
Compensation Committee increased Mr. Green's base salary approximately 10% from the prior year. Also, as noted above, Mr. Green earned an additional two weeks salary which was paid in fiscal 1998 based upon results achieved for fiscal 1997. Mr. Green also was awarded at the beginning of fiscal 1998 stock options to acquire 30,000 shares of Company common stock. The Committee regards Mr. Green's cash compensation and stock option awards in fiscal 1998 as reasonable in relation to published information on compensation of executives with similar responsibilities, as well as when measured against the progress the Company has achieved in revenue and net income growth over the past several fiscal years.

     Submitted  by  the Compensation Committee of  the  Company's
Board of Directors:

   Edward C. Lund      Eric G. Mitchell, Jr.         Matthew A. Sutton




                    STOCK PERFORMANCE GRAPH

     The table below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Electronic Components, N.E.C. (SIC Code 3679, which includes 67 companies). The table below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on May 30, 1993 and assuming reinvestment of all dividends.--

             May  30,  May 29,    May 28,   June  2,  June 1,    May 31,
               1993      1994      1995       1996     1997       1998

Ault          $100.00    80.00     133.33    753.60     433.60   320.00
Incorporated

Electronic    $100.00   117.10     200.16    262.20     414.10   387.51
Components
Index

NASDAQ        $100.00   105.28     125.24    182.03     205.07   260.58
Market Index
(U.S.)

                     THE COMPANY'S AUDITORS

     McGladrey & Pullen, LLP, independent public accountants, have served as the auditors of the Company since 1974. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                     SHAREHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Ault Incorporated 1999 Annual Meeting of Shareholders is expected to be held on or about September 30, 1999 and proxy materials in connection with that meeting are expected to be mailed on or about August 24, 1999. Shareholder proposals prepared in accordance with the proxy rules to be included in the company's proxy materials for the 1999 Annual Meeting of Shareholders must be received by the Company on or before May 30, 1999. In addition, pursuant to the Commission's Rules 14a-4 and 14a-5(e), a shareholder must give notice to the Company prior to July 11, 1999 of any proposal which such shareholder intends to raise at the 1999 Annual Meeting of Shareholders. If the Company receives notice of such shareholder proposal after July 11, 1999, such proposal will be considered untimely under the Commission's rules and the persons named in proxies solicited by the Board of Directors of the Company for its 1999 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

                            GENERAL

Compliance with Section 16(a) of the Securities Exchange  Act  of
1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's insiders complied with all Section 16(a) finding requirements applicable to them during the fiscal year ended May 31, 1998.

Other Matters

     Management knows of no other matters that will be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended May 31, 1998. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Vice President and Chief Financial Officer, Ault Incorporated, 7300 Boone Avenue North, Minneapolis, Minnesota 55428.

                              By Order of the Board of Directors,



                              Richard A. Primuth, Secretary